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                      AMENDMENT TO PARTICIPATION AGREEMENT

       This AMENDMENT TO PARTICIPATION AGREEMENT (the "Amendment") is made and entered into as of this 1st day of May, 2003, by and among MONY LIFE INSURANCE COMPANY OF AMERICA (the "Company"), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement (as defined below), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (formerly, MORGAN STANLEY DEAN WITTER UNIVERSAL FUNDS, INC.) (the "Fund") and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (formerly, MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT INC.) (the "Adviser").

       WHEREAS, the Company, the Fund, the Adviser and MORGAN STANLEY INVESTMENTS LP (formerly, MILLER ANDERSON & SHERRERD, LLP) ("MSI") have entered into a Participation Agreement dated as of January 24, 1999, as such agreement may be amended from time to time (the "Participation Agreement"); and

       WHEREAS, effective May 1, 2002, MSI assigned to the Adviser all of the rights and obligations of MSI under the Participation Agreement and the Adviser accepted assignment of such rights and assumed corresponding obligations from MSI on such terms.

       NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund and the Adviser agree to amend the Participation Agreement as follows:

       1. Schedule A of the Participation Agreement is deleted and replaced in its entirety with the attached Schedule A.

       2. Schedule B of the Participation Agreement is deleted and replaced in its entirety with the attached Schedule B to identify share class.

       3. Except as provided herein, the Participation Agreement shall remain in full force and effect. This Amendment and the Participation Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Participation Agreement, the terms of this Amendment shall control.

       4. This Amendment may be amended only by written instrument executed by each party hereto.

       5. This Amendment shall be effective as of the date written above.

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       IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal hereunder affixed hereto as of the date specified above.

MONY LIFE INSURANCE COMPANY OF AMERICA


By:   _______________________________
      Name:
      Title:

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.


By:   _______________________________
      Name:  Stefanie Chang Yu
      Title: Vice President

MORGAN STANLEY INVESTMENT MANAGEMENT INC.


By:   _______________________________
      Name:  Stefanie Chang Yu
      Title: Executive Director

                                        2

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                                   SCHEDULE A

                         SEPARATE ACCOUNTS AND CONTRACTS

Name of Separate Account and Date      Form Number and Name of
Established by Board of Directors      Contract Funded by Separate Account
---------------------------------      -----------------------------------
MONY America Variable Account L        Flexible Premium Variable Life
(Established on February 19, 1985)     Insurance Policy (Form # B1-96)

                                       Flexible Premium Variable Universal Life
                                       Insurance Policy (MONY Variable Universal
                                       Life)

                                       Last Survivor Flexible Premium Variable
                                       Universal Life Insurance Policy (MONY
                                       Survivorship Variable Universal Life)

                                       MONY Custom Equity Master (VUL)

                                       MONY Custom Estate Master (SVUL)

                                       Corporate Sponsored Group Variable
                                       Universal Life Insurance Policy (CSGVUL)

                                       Flexible Premium Variable Universal Life
                                       Insurance Policy (MONY Variable Universal
                                       Life B3-03/B4-04)

MONY America Variable Account A        Flexible Payment Variable Annuity
(Established on March 27, 1987)        (MONY Variable Annuity)

                                       MONY Custom Master Variable Annuity

                                       Flexible Payment Variable Annuity
                                       (MONY C Variable Annuity)

                                       Flexible Payment Variable Annuity
                                       (MONY L Variable Annuity)

                                       A-1

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                                   SCHEDULE B

                    PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL
                   FUNDS, INC. AVAILABLE UNDER THIS AGREEMENT

                    Equity Growth Portfolio -- Class I Shares
               Core Plus Fixed Income Portfolio -- Class I Shares
                        Value Portfolio -- Class I Shares
                  U.S. Real Estate Portfolio -- Class I Shares
                 Global Value Equity Portfolio -- Class I Shares
               Emerging Markets Equity Portfolio -- Class I Shares
                Emerging Markets Debt Portfolio -- Class I Shares

                                       B-1